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                                                                     Exhibit 5

                               PIPER & MARBURY
                            CHARLES CENTER SOUTH
                           36 SOUTH CHARLES STREET
                       Baltimore, Maryland 21201-3010              WASHINGTON
                                410-539-2530                        NEW YORK
                              FAX: 410-539-0489                   PHILADELPHIA
                                                                     LONDON
                                                                   EASTON, MD



                                 March __, 1994



PHH Corporation
11333 McCormick Road
Hunt Valley, Maryland 21031

Gentlemen:

     We have acted as counsel for PHH Corporation, a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, with respect to the proposed offer and issuance by the Company of up to $2,000,000,000 in principal amount of the Company's Debt Securities.
In this capacity, we have reviewed the charter and by-laws of the Company, the Indenture dated as of March 1, 1993 (as modified by the Trust Indenture Act of 1939, as amended, including the Trust Indenture Reform Act of 1990) (collectively, the "Indenture"), between the Company and The First National
Bank of Chicago, as Trustee, the proposed form of Distribution Agreement among the Company and the several selling agents, the Registration Statement, the corporate proceedings of the Company relating to the execution and delivery of the Indenture and the proposed offer and issuance by the Company of the Debt Securities, and such other materials as we have deemed necessary to the issuance of this opinion.

     We are of the opinion and advise you that:

     1. The execution and delivery by the Company of the Indenture has been duly authorized.

     2. The issuance by the Company of the Debt Securities has been duly and validly authorized and, upon their due execution, authentication and delivery in accordance with the Indenture and upon payment therefor, the Debt Securities will be
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legally issued and will constitute binding obligations of the Company entitled to the benefits of the Indenture.

     We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference made to us in the Registration Statement and the related Prospectus.

                                            Very truly yours,

                                            /s/ Piper & Marbury

                                            PIPER & MARBURY